Exhibit (j) under Form N-1A
                                               Exhibit 23 under Item 601/Reg.S-K



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 32 to Form N-1A Registration Statement of Intermediate Municipal Trust of our report dated July 15, 1999, on the financial statements as of May 31, 1999, of Federated Intermediate Municipal Trust, included in or made a part of this registration statement.



/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Boston, Massachusetts
July 26, 1999